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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 21, 2002
Date of Report (date of earliest event reported)

THE TITAN CORPORATION
(Exact name of Registrant as specified in charter)

Delaware	1-6035	95-2588754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3033 Science Park Road
San Diego, California 92121
(Address of principal executive offices)
Registrant's telephone number, including area code: (858) 552-9500

                        N/A
(Former name or former address, if changed since last report)

ITEM 5.            OTHER EVENTS.

      As previously reported on Form 8-K filed with the Securities and Exchange Commission on January 25, 2002, The Titan Corporation, a Delaware corporation ("Titan"), has agreed to acquire Jaycor, Inc., a California corporation ("Jaycor"), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of January 21, 2002 (the "Merger Agreement"), by and among Titan, Jaycor and Thunderbird Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Titan. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Jaycor, with Jaycor being the surviving corporation (the "Merger"). As a result of the Merger, Jaycor will become a wholly owned subsidiary of Titan. This Form 8-K/A is being filed for the purpose of providing Jaycor's historical financial statements.

ITEM 7.            FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 7.(a)        Financial statements of businesses acquired.

      The following financial statements of Jaycor, Inc. are set forth below: (i) The unaudited consolidated balance sheet as of October 31, 2001, the unaudited consolidated statements of operations and cash flows for the nine months ended October 31, 2000 and 2001, the unaudited consolidated statements of stockholders' equity for the nine months ended October 31, 2002, and the notes related thereto and (ii) the audited consolidated balance sheets as of January 31, 2000 and 2001, the audited consolidated statements of operations, stockholders' equity and cash flows for the years ended January 31, 1999, 2000 and 2001, the notes related thereto and the related auditors' reports.

INDEX TO FINANCIAL STATEMENTS

Jaycor, Inc.

Report of Ernst & Young LLP, Independent Auditors	F-2
Report of Independent Accountants	F-3
Consolidated Balance Sheets at January 31, 2000 and 2001, and at October 31, 2001 (unaudited)	F-4
Consolidated Statements of Operations for the years ended January 31, 1999, 2000 and 2001, and for the nine month periods ended October 31, 2000 and 2001 (unaudited)	F-5
Consolidated Statements of Stockholders' Equity for the years ended January 31, 1999, 2000 and 2001, and for the nine month period ended October 31, 2001 (unaudited)	F-6
Consolidated Statements of Cash Flow for the years ended January 31, 1999, 2000 and 2001, and for the nine month periods ended October 31, 2000 and 2001 (unaudited)	F-7
Notes to Consolidated Financial Statements	F-8

Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Stockholders
Jaycor, Inc.

We have audited the consolidated balance sheet of Jaycor, Inc. as of January 31, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Jaymark, Inc. (predecessor of Jaycor, Inc.) for the years ended January 31, 2000 and 1999 were audited by PricewaterhouseCoopers LLP, whose report dated April 14, 2000, expressed an unqualified opinion on those statements prior to restatement.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2001 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jaycor, Inc. at January 31, 2001, and the consolidated results of operations and its cash flows for the year ended January 31, 2001 in conformity with accounting principles generally accepted in the United States.

We also audited the adjustments described in Note 2 that were applied to restate the 2000 and 1999 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

ERNST & YOUNG LLP

San Diego, California
April 6, 2001

Report of Independent Accountants

To the Board of Directors and Stockholders of
Jaycor, Inc.

In our opinion, the consolidated balance sheet as of January 31, 2000 and the related consolidated statements of income, of stockholders' equity and of cash flows for each of the two years in the period ended January 31, 2000, prior to restatement (not presented separately herein), present fairly, in all material respects, the financial position, results of operations and cash flows of Jaymark, Inc. (predecessor to Jaycor, Inc) and its subsidiaries at January 31, 2000 and for each of the two years in the period ended January 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. We have not audited the consolidated financial statements of Jaymark, Inc. and its subsidiaries for any period subsequent to January 31, 2000 nor have we examined any adjustments applied to the financial statements for the years then ended.

PricewaterhouseCoopers LLP

San Diego, California
April 14, 2000

JAYCOR, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	January 31,
			October 31, 2001
	2000	2001
			(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$8,607	$37,595	$36,776
Short term investments	19,602	2,991	4,924
Accounts receivable, net	12,089	11,238	16,534
Inventories	1,930	1,537	2,005
Prepaid expense and other current assets	373	2,245	582

Total current assets	42,601	55,606	60,821
Property and equipment, net	2,807	4,061	4,036
Deferred income taxes	840	694	1,128
Affiliate investment and advances	—	855	2,000
Other assets	1,565	444	884
Net assets of discontinued operations	43,631	—	—

	$91,444	$61,660	$68,869

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and trade accruals	$4,707	$3,294	$3,745
Accrued salaries, benefits and payroll taxes	1,427	2,134	3,479
Accrued vacation	1,019	1,062	1,062
Accrued contributions to employee benefit plans	187	585	231
Current portion of long-term debt and capital lease obligations	124	—	—
Deferred income taxes	495	407	407
Other current liabilities	816	1,407	2,851

Total current liabilities	8,775	8,889	11,775

Long-term debt and capital lease obligations, less current portion	7,206	—	—
Deferred compensation	877	865	995
Other liabilities	857	635	128

Total long-term liabilities	8,940	1,500	1,123

Redeemable warrants	2,285	—	—
Stockholder's Equity:
Common stock, par value $.0167, 12,000,000 shares authorized; 5,482,589, 8,051,601 and 8,051,601 shares issued and outstanding at January 31, 2000 and 2001 and October 31, 2001, respectively	92	135	135
Additional paid-in capital	45,018	41,454	43,711
Unearned stock-based compensation	(851)	—	—
Stock subscription receivable	—	(68)	(68)
Retained earnings	27,185	9,750	12,193

Total stockholders' equity	71,444	51,271	55,971

	$91,444	$61,660	$68,869

See accompanying notes.

JAYCOR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands)

	Years Ended January 31,			Nine Months Ended October 31,
	1999	2000	2001	2000	2001
				(Unaudited)
Revenues	$52,279	$50,597	$58,549	$42,761	$48,405
Costs and expenses:
Cost of revenues	42,249	43,230	50,363	36,921	38,702
Selling, general and administrative	6,535	5,926	7,105	5,128	6,219
Research and development	648	235	123	67	77

	49,432	49,391	57,591	42,116	44,998

Operating income	2,847	1,206	958	645	3,407
Gain on sale of subsidiary stock	—	50,095	—	—	—
Interest income	75	853	1,646	1,075	1,409
Equity in net loss of affiliate	—	—	(164)	—	(729)
Interest expense	(1,631)	(779)	(483)	(467)	(78)

Income from continuing operations before income taxes	1,291	51,375	1,957	1,253	4,009
Provision for income taxes	320	22,339	6,635	6,562	1,566

Income (loss) from continuing operations	971	29,036	(4,678)	(5,309)	2,443
Income from discontinued operation, net of income tax provision (benefit) of $172, $(822), $2,692, $2,692 and $0, respectively	438	2,341	2,737	2,737	—

Income (loss) before extraordinary item	1,409	31,377	(1,941)	(2,572)	2,443
Extraordinary item—loss on early retirement of debt, net of tax benefit of $0, $0, $436, $436 and $0	—	—	763	763	—

Net income (loss)	$1,409	$31,377	$(2,704)	$(3,335)	$2,443

See accompanying notes.

JAYCOR, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(In Thousands, Except Share Data)

	Common Stock
			Additional Paid-in Capital	Stock Based Compensation	Stock Subscription Receivable	Retained Earnings
	Shares	Amount
Balance at January 31, 1998	4,857,773	$81	$885	$—	$—	$3,674
Common Stock options exercised	71,591	1	124	—	—	—
Warrants issued	—	—	—	—	—	—
Accretion of warrants	—	—	—	—	—	(554)
Issuance of JNI Preferred Stock, net of minority interest	—	—	506	—	—	40
Repurchases of Common Stock	(121,744)	(2)	(171)	—	—	(204)
Net income and comprehensive income	—	—	—	—	—	1,409

Balance at January 31, 1999	4,807,620	80	1,344	—	—	4,365
Common Stock options exercised	1,186,604	20	2,236	—	—	—
Accretion of warrants	—	—	—	—	—	(831)
Tax benefit from stock option transactions	—	—	383	—	—	—
Increase in JNI equity, net of minority interest	—	—	41,182	(851)	—	(563)
Repurchases of Common Stock	(511,635)	(8)	(127)	—	—	(7,163)
Net income and comprehensive income	—	—	—	—	—	31,377

Balance at January 31, 2000	5,482,589	92	45,018	(851)	—	27,185
Common Stock options exercised	1,977,002	33	5,981	—	(68)	—
Common Stock warrants exercised	592,010	10	10,276	—	—	—
Accretion of warrants	—	—	—	—	—	(8,001)
Tax benefit from stock option transactions	—	—	21,867	—	—	—
Increase in JNI equity, net of minority interest	—	—	(1,383)	309	—	(1,968)
Dividend of JNI Common Stock	—	—	(40,305)	542	—	(3,509)
Dividend of JTS Common Stock	—	—	—	—	—	(1,253)
Net loss and comprehensive loss	—	—	—	—	—	(2,704)

Balance at January 31, 2001	8,051,601	135	41,454	—	(68)	9,750
Tax benefit from stock option transactions (unaudited)	—	—	2,257	—	—	—
Net income and comprehensive income (unaudited)	—	—	—	—	—	2,443

Balance at October 31, 2001 (unaudited)	8,051,601	$135	$43,711	$—	$(68)	$12,193

See accompanying notes.

JAYCOR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOW

(In Thousands)

	Years ended January 31,			Nine Months Ended October 31,
	1999	2000	2001	2000	2001
				(Unaudited)
Cash flows from operating activities:
Net income (loss) from continuing operations	$971	$29,036	$(4,678)	$(5,309)	$2,443
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Tax benefit from stock option transactions	—	383	21,867	21,599	—
Gain on sale of subsidiary stock	—	(50,095)	—	—	—
Depreciation and amortization	1,348	912	1,052	741	943
Retirement of original issue discount interest and finance costs	—	—	1,199	1,199	—
Amortization of original issue discount interest and finance costs	40	143	77	39	—
Equity in net loss of affiliate	—	—	164	—	729
Loss (gain) on disposal of assets	(48)	62	169	13	37
Payment (accrual) of interest on notes receivable	—	(34)	34	—	—
Increase (decrease) in cash, net of the effects of acquisitions, due to changes in:
Accounts receivable, net	(1,517)	(654)	1,643	(15,672)	(4,611)
Inventories	(1,417)	(419)	(34)	91	(468)
Prepaid expenses and other current assets	(94)	63	(1,922)	(289)	1,664
Deferred income taxes	(211)	14	146	290	(434)
Affiliate investment and advances	—	—	(855)	(958)	(1,145)
Other assets	(490)	(89)	981	(2,634)	705
Accounts payable and trade accruals	(1,038)	1,516	(885)	(1,111)	27
Accrued salaries, benefits and payroll taxes	567	(150)	1,214	(257)	929
Deferred income taxes	154	(19)	(88)	(253)	—
Other current liabilities	259	262	(31)	214	1,107
Deferred compensation	144	44	42	97	130
Other liabilities	(16)	63	(222)	(358)	316

Total adjustments	(2,319)	(47,998)	24,551	2,751	(71)

Net cash (used in) provided by operating activities	(1,348)	(18,962)	19,873	(2,558)	2,372
Cash flows from investing activities:
Purchase of short-term investments	—	(19,602)	(5,172)	(2,181)	(12,065)
Maturities of short-term investments	—	—	21,783	19,602	10,132
Gain on sale of subsidiary stock	—	50,095	—	—	—
Collection of notes receivable	—	—	4,120	5,507	(685)
Disposition of property and equipment	16,087	41	20	21	—
Investment in property and equipment	(646)	(922)	(2,564)	(1,837)	(955)
Net change in advances to affiliates	—	—	—	—	(1,875)
Acquisition, net of cash acquired	(681)	—	(768)	(768)	—

Net cash provided by (used in) investing activities	14,760	29,612	17,419	20,344	(5,448)
Cash flows from financing activities:
Repurchases of Common Stock	(173)	(5,822)	—	—	—
Issuances of Common Stock	112	94	405	169	2,257
Repayments of long-term debt	(15,017)	(154)	(8,000)	(8,000)	—
Net change in borrowings under bank line of credit	(4,360)	—	—	—	—
Principal payments under capital lease obligations	(137)	(43)	—	—	—
Proceeds from issuances of long-term debt	12,140	—	—	—	—

Net cash (used in) provided by financing activities	(7,435)	(5,925)	(7,595)	(7,831)	2,257
Net cash (used in) provided by discontinued operations	(4,212)	1,784	54	54	—
Net cash used by extraordinary item	—	—	(763)	(763)	—

Net increase (decrease) in cash and cash equivalents	1,765	6,509	28,988	9,246	(819)
Cash and cash equivalents at beginning of year	333	2,098	8,607	8,607	37,595

Cash and cash equivalents at end of year	$2,098	$8,607	$37,595	$17,853	$36,776

Supplemental disclosure of cash paid (received) during the year for:
Interest	$995	$812	$598	$500	$7
Income taxes	769	24,567	(18,558)	3	112
Supplemental non-cash investing and financing activities:
Issuances of Common Stock	$13	$2,162	$5,609	$5,609	$—
Acquisitions of certain business assets in exchange for note payable	—	—	424	424	—
Retirement of notes receivable and accrued interest in exchange for stock	—	(1,442)	—	—	—
Dividend of business assets	—	—	44,525	44,525	—

See accompanying notes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In Thousands, Except Share Data)

(Information subsequent to January 31, 2001 and pertaining to October 31, 2001 and the nine months ended October 31, 2000 and 2001 is unaudited)

NOTE 1—DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Company

        Jaycor, Inc., its predecessors, and its subsidiaries (the "Company") provide high-technology products and services to government and commercial customers and commercialize selected dual-use technologies. The Company's core competencies include communications engineering and systems support; information systems; joint operations, exercises, and systems; electronic and electro-optic systems; electromagnetic applications; system survivability and operability; and microwave device fabrication.

Corporate Reorganization

        The Company was incorporated January 1975 as Jaycor, a California corporation. On May 28, 1997, the Company merged with and into a newly incorporated Delaware corporation, Jaymark, Inc. ("Jaymark"), a wholly owned subsidiary, which was the surviving corporation. In conjunction with the merger, each outstanding share of the Company's Common Stock was converted to three-fifth of one share of Jaymark Common Stock. In addition, each outstanding option to purchase a share of the Company's Common Stock was converted to an option to purchase three-fifth of one share of Jaymark Common Stock at five-thirds of its original exercise price. All other terms of the Company's outstanding options remained the same.

        On October 26, 1999, Jaymark's majority-owned subsidiary JNI Corporation ("JNI"), formally known as Jaycor Networks, Inc., completed its initial public offering (the "JNI IPO") for the sale of 5,635,000 shares of Common Stock (of which 2,835,000 shares were sold by Jaymark and 2,800,000 shares were sold by JNI) at a price to the public of $19.00 per share. Net proceeds of $50,095 and $49,476, after the payment of underwriters' commission, were received by Jaymark and JNI, respectively. Costs of the offering were paid by JNI.

        On July 24, 2000, pursuant to a contribution and distribution agreement between Jaycor, Jaymark, and JNI, Jaymark distributed all of its remaining JNI Common Stock to its stockholders (the "Distribution Event"). The Distribution Event was structured as a tax-free transaction. Concurrent with, but prior to, the Distribution Event, options to purchase Jaymark Common Stock were exercised for a combination of cash and recourse promissory notes. Except for 14,175,000 shares of JNI Common Stock, Jaymark transferred all of its assets to Jaycor as a capital contribution. The Company's Employee Stock Ownership Plan (the "ESOP") purchased all of the issued and outstanding Common Stock of Jaycor, Inc. from Jaymark in exchange for 592,894 shares of Jaymark Common Stock, which was held by the ESOP. Concurrent with, but subsequent to, the above transactions, JNI merged with and acquired Jaymark in exchange for 14,175,000 newly issued shares of JNI Common Stock, which were distributed, on a pro rata basis, to the Jaymark stockholders. The distribution of the JNI stock has been recorded as a non-cash dividend. As a result of the Distribution Event the accompanying financial statements present JNI as a discontinued operation.

Consolidation

        The consolidated financial statements include the assets, liabilities, and results of operations of Jaycor, Inc. and its wholly owned and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The equity method of accounting is used for investments in which the Company has significant influence, which generally represents stock ownership of at least 20% and not more than 50%.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year

        Jaycor, Inc. and its wholly owned subsidiaries operate and report their results of operations on the basis of 52 or 53 week periods ending on the Friday closest to January 31. Fiscal years 2000 and 2001 ended on January 28, 2000 and February 2, 2001, respectively, and consisted of 52 weeks. For presentation purposes, the Company has indicated its fiscal year as ending on January 31.

Interim Financial Information

        The financial information as of October 31, 2001 and for the nine months ended October 31, 2000 and 2001 is unaudited and includes all adjustments, consisting only of normal recurring adjustments, that management considers necessary for the fair presentation of the Company's operating results and cash flows for such periods. Results for the nine-month period ended October 31, 2001 are not necessarily indicative of results to be expected for the full fiscal year 2002 or any future period.

Cash Equivalents and Short-term Investments

        Cash equivalents consist of short-term money market instruments, time deposits, and commercial paper that are readily convertible into cash and have remaining maturities of three months or less at the time of purchase. Short-term investments are readily marketable commercial paper with remaining maturities of more than three months at the time of purchase and are classified as held-to-maturity. Held-to-maturity securities are those which the Company has the ability and intent to hold until maturity. The aggregate fair value of all held-to-maturity securities approximates amortized cost. As of January 31, 2000 and 2001, short-term investments matured in less than one year.

Inventories

        Inventories, consisting primarily of raw materials, are valued at the lower of average cost (determined on a first-in, first-out basis) or market. Provisions, when necessary, are made to reduce excess and obsolete inventories to their estimated net realizable values.

Property and Equipment

        Property and equipment are stated at cost and are depreciated over their estimated useful lives, primarily using the straight-line method. Useful lives range from three to five years for equipment and the shorter of the useful lives or the terms of the leases (three to fifteen years) for leased assets and leasehold improvements. Upon sale or disposal, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in costs and expenses. Additions to property and equipment together with major renewals and betterments are capitalized. Maintenance, repairs, and minor renewals and betterments are charged to expense as incurred.

Long-Lived Assets

        The Company investigates potential impairments of long-lived assets, identifiable intangibles, and any associated goodwill when events or changes in circumstances indicate that an asset's carrying value may not be recoverable. An impairment loss is recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset. No such losses have been identified by the Company.

Fair Value of Financial Instruments

        The fair value of the Company's long-term debt and deferred compensation obligations are carried at amounts that approximate fair value as the nominal rates of interest for these instruments approximate market rates of interest available to the Company for similar instruments.

Revenue Recognition

        The Company's revenues which are derived from the performance of services for various agencies of the U.S. Government, through prime government contracts or through subcontracts issued by U.S. Government prime contractors, are generally recognized as costs are incurred and include a portion of the total estimated fee to be realized based upon the relationship between contract costs incurred to date and total estimated contract costs at completion. Revenues which are derived from the sale of manufactured products are recorded when the products are shipped. Provision is made for any anticipated losses on contracts by a charge to income during the period in which the losses are first identified. Allowances for estimated sales returns are provided at the time revenue is recognized.

        The Company generally warrants its products against defects in material and workmanship for periods of two years from the date of shipment. The estimated cost of warranty obligations is accrued at the time revenue is recognized.

Concentrations of Credit Risk

        Concentrations of credit risk with respect to receivables are limited because the Company's primary customers are various agencies of the U.S. Government as well as commercial customers engaged in work for the U.S. Government and other well established companies. As of January 31, 2000 and 2001, there were no significant concentrations of receivables with these commercial customers, and there were outstanding receivables from the U.S. Government in the amounts of $5,413 and $7,476, respectively. Total revenues attributed to U.S. Government prime contracts and subcontracts approximated 90% and 88% during 2000 and 2001, respectively.

        The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from these customers. The Company maintains reserves for potential credit losses, which it considers adequate to cover any such losses.

Research and Development Costs

        Company-sponsored research and development costs to develop new concepts and proprietary systems and products are charged to operations as incurred.

Income Taxes

        Current income tax expense or benefit represents the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax liability or asset is established for the expected future tax consequences of temporary differences between the financial reporting and income tax bases of assets and liabilities. Deferred income tax expense or benefit represents the net change during the year in the deferred income tax liabilities or assets. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be "more likely than not" realized in the near future.

Stock-based Compensation

        The Company measures compensation costs related to stock option plans using the intrinsic value method and provides pro forma disclosures of net income as if the fair value based method had been applied in measuring compensation costs.

Comprehensive Income

        As of February 1, 2000, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). Under SFAS 130, the Company is required to report comprehensive income, which includes the Company's net income, as well as changes in equity from other sources. The Company has no material components of other comprehensive income, and, accordingly, net income approximates comprehensive income for all periods presented.

Derivative Instruments and Hedging Activities

        As of February 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). Under SFAS 133, the Company is required to report recognized derivatives as assets or liabilities measured at fair value. The Company has no derivative instruments or hedging activities.

Reclassifications

        Certain prior year amounts have been reclassified to conform with the current period presentation.

NOTE 2—DISCONTINUED OPERATION

        On July 24, 2000, the Company distributed its approximate 62% interest in JNI to the Company's stockholders in the form of a tax-free distribution. (See Note 1.) The consolidated financial statements of the Company present the Digital Network Products segment, JNI, as a discontinued business segment through the July 24, 2000 Distribution Event. The Distribution Event resulted in the elimination of the net assets of the discontinued operation and a $3,509 reduction of retained earnings.

        The net cost directly associated with the distribution were zero, $64 and $373, net of income tax benefit of zero, $39 and $239, for the years ended January 31, 1999, 2000, and 2001, respectively. During the fiscal years 1999, 2000, and 2001, income from discontinued operations includes the twelve months ended 1999 and 2000 and the seven months ended July 24, 2000, respectively. Selected financial data of JNI operations prior to the Distribution Event are as follows:

	Year Ended January 31,
	1999	2000	2001
Revenues	$13,944	$40,171	$52,505

Income from discontinued operation before income taxes and minority interest	$635	$1,788	$7,386
Provision (benefit) for income taxes	172	(822)	2,692
Minority interest in discontinued operation	25	269	1,957

Net income from discontinued operation	$438	$2,341	$2,737

        Net assets of the discontinued operation at January 31, 2000 are as follows:

Current assets	$56,860
Property and equipment, net	4,632
Intangible assets, net	10,047
Other assets	2,591
Current and other liabilities	(7,603)
Minority interest	(22,896)

Net assets of discontinued operation	$43,631

NOTE 3—SPIN-OUT OF pepperball™ COMPLIANCE TECHNOLOGIES

        On October 27, 2000, the Company contributed the intellectual property, rights, licenses and contracts associated with the development, production and distribution of the Company's PepperBall™ products along with associated assets and liabilities to Jaycor Tactical Systems, Inc. ("JTS"), a newly formed Delaware corporation, in exchange for 2,000,000 shares of Preferred Stock and 4,640,000 shares of Common Stock of JTS. Concurrent with this event, the Company distributed as a dividend the JTS Common Stock to the shareholder of the Company's Common Stock (the Jaycor, Inc. ESOP). The Company's book value of the assets transferred, net of liabilities, to JTS is $2,214, and the dividend of the Common Stock was recorded at the fair market value of $1,253. The 2,000,000 shares of JTS Preferred Stock retained by the Company have a liquidation preference of $1.10 per share. There are other certain rights and preferences associated with these Shares. At January 31, 2001, the Company owned 23.5% of the issued and outstanding stock of JTS.

        The Company has agreed to provide JTS certain accounting and administrative services for a period of one year, or until terminated, and allocates the cost of shared services consistent with the determination of its government overhead rates. In addition, JTS leases its San Diego facility from the Company under a sub-lease expiring October 2002 and is charged a pro rata share of the building lease and the facility operating costs. The Company has agreed to extend up to four million dollars of revolving credit to JTS through December 2001 with interest payable monthly at the prime rate. The agreement is secured by substantially all of the JTS assets and is renewable for up to one year at the Company's discretion. At January 31, 2001, there were no amounts outstanding. On August 23, 2001, the Company extended the revolving credit agreement through August 15, 2002.

NOTE 4—ACQUISITIONS

        On February 6, 1998, the Company acquired all of the outstanding shares of California Tube Laboratory, Inc. ("CTL"), a Northern California manufacturer and refurbisher of microwave tubes for $1,597 in cash and an unsecured contingent promissory note (the "CTL Note") in the amount of $500 classified as other liabilities. CTL is a party to the environmental remediation of its former manufacturing facility, which it vacated during 1997. The Company and CTL have been indemnified by the seller of CTL's stock (the "Seller") from any action or expenditure of funds in connection with site remediation. The future payment of the $500 CTL Note is contingent upon the Seller providing the Company with a "no further action" letter issued by the environmental agency(ies) with jurisdiction and responsibility for the site. The Company will offset against the CTL Note any expenditure it incurs related to site remediation or to obtain the required "no further action" letter. If the Seller does not provide the Company with the "no further action" letter on or before February 7, 2003, the obligation evidenced by the CTL Note will terminate. The Seller's indemnification of the Company and CTL does not end upon termination of the CTL Note.

        On May 3, 2000, the Company purchased all of the outstanding shares of Advanced Tactical Systems, Inc. ("ATS"), a Minneapolis manufacturer of high-pressure air launchers, in support of its PepperBall™ technology business for $772 in cash and a secured promissory note in the amount of $424 (the "ATS Note"). The acquisition was accounted for under the purchase method of accounting. The purchase price was allocated to tangible assets, consisting of current assets, deferred taxes, and property and equipment, and intangible assets in the amounts of $482 and $714, respectively. The property and equipment net book values were adjusted down to their fair values at the date of acquisition. The intangible assets are being amortized over the estimated useful life of 3 years.

        On October 27, 2000, the Common Stock of ATS and ATS Note were contributed by the Company to JTS. (See Note 3.) The Company remains as a guarantor of the ATS Note.

NOTE 5—COMPOSITION OF CERTAIN CONSOLIDATED FINANCIAL STATEMENT CAPTIONS

	January 31,		October 31,
	2000	2001	2001
Accounts receivable, net:
Billed, net of allowance for doubtful accounts and sales returns of $182, $161 and $161	$6,853	$7,939	$9,177
Unbilled, net of progress payments	2,823	2,328	4,172

	9,676	10,267	13,349
Income taxes receivable	1,812	75	1,767
Other receivables	601	896	1,448

	$12,089	$11,238	$16,534

        Accounts receivable which are primarily derived from contracts and subcontracts with various agencies of the U.S. Government are generally in the form of (1) reimbursement of cost-plus fixed fee, (2) time and materials, or (3) fixed price. Reimbursable costs incurred under U.S. Government contracts and subcontracts, including allocated indirect expenses, are subject to audit and adjustment by negotiations between the Company and U.S. Government representatives.

        Contract costs through fiscal year 1999 have been settled; revenues for subsequent fiscal years have been recorded in amounts which are expected to be realized upon final audit. Unbilled receivables are stated at their estimated realizable value and consist primarily of amounts billed subsequent to the balance sheet date or which are billable upon the occurrence of specified events, as well as contract retentions and unreimbursed costs subject to contract modification. Contract retentions of $553, $602 and $1,136 at January 31, 2000 and 2001 and October 31, 2001 are collectible upon contract completion, final customer approval and final indirect rate settlement, and the majority thereof is expected to be collected within one year. Unbilled contract receivables at January 31, 2000 and 2001 and October 31, 2001 included $555, $732, $1,029, respectively, related to costs incurred on projects in advance of receiving formal funding authorization from customers. The Company anticipates receiving contracts or modifications to fully fund this balance.

Inventories:

	January 31,		October 31,
	2000	2001	2001
Raw materials	$684	$390	$446
Assemblies and work in process	405	532	769
Machined parts	775	566	754
Finished goods	66	49	36

	$1,930	$1,537	$2,005

Prepaid expenses and other current assets:

        Prepaid expenses and other current assets include $1,331 in notes receivable related to the exercise of Jaymark stock options, which occurred concurrent with the Distribution Event. (See Note 1.) Interest on the recourse notes is payable July 24, 2001 and accrues at 9.5% per annum. Principal and unpaid interest on the notes is due August 31, 2001.

Property and equipment, net:

	January 31,		October 31,
	2000	2001	2001
Computer and test equipment	$9,701	$9,312	$9,158
Leasehold improvements	1,935	2,663	2,561
Office furniture and equipment, vehicles and other equipment	1,891	1,658	1,618

	13,527	13,633	13,337
Less accumulated depreciation and amortization	(10,720)	(9,572)	(9,301)

	$2,807	$4,061	$4,036

        Depreciation and amortization expense recorded during fiscal years 1999, 2000 and 2001 and for the nine months ended October 31, 2000 and 2001 was $1,348, $912, $1,052, $741 and $943, respectively.

NOTE 6—SEGMENT INFORMATION

        The Company's business involves providing high-technology products and services to government and commercial customers. Core competencies of the Company include (1) communications engineering and systems support; (2) information systems; (3) joint operations, exercises, and systems; (4) electronic and electro-optic systems; (5) electromagnetic applications; (6) system survivability and operability; (7) non-lethal compliance technologies; and (8) microwave device fabrication. The Company's management structure is based upon broad technological groupings, not necessarily related to any particular industry, line of business, geographical area or market. Its operations have been classified into two broad segments: high-technology products and services, and microwave products.

Industry segment information is as follows:

	Year Ended January 31,			Nine Months Ended October 31,
	1999	2000	2001	2000	2001
Revenues:
High-technology products and services	$47,345	$44,558	$52,541	$38,098	$44,113
Microwave products	5,107	6,102	6,041	4,696	4,292
Intercompany elimination	(98)	(63)	(33)	(33)	—

	$52,354	$50,597	$58,549	$42,761	$48,405

Operating income:
High-technology products and services	$2,388	$707	$958	$519	$3,650
Microwave products	534	499	—	126	(243)

	$2,922	$1,206	$958	$645	$3,407

Capital expenditures:
High-technology products and services	$353	$419	$2,183	$1,605	$636
Microwave products	263	415	232	152	271

	616	834	2,415	1,757	907
Capital expenditures on other assets	30	88	149	80	48

	$646	$922	$2,564	$1,837	$955

Depreciation and amortization of property and equipment:
High-technology products and services	$792	$630	$720	$506	$647
Microwave products	140	196	218	154	217

	932	826	938	660	864
Depreciation and amortization of other assets	416	86	114	81	79

	$1,348	$912	$1,052	$741	$943

	January 31,		October 31,
	2000	2001	2001
Identifiable assets:
High-technology products and services	$42,539	$56,757	$62,853
Microwave products	4,273	4,503	4,722

	46,812	61,260	67,575
Discontinued operation	43,631	—	—
Other assets	1,001	400	1,294

	$91,444	$61,660	$68,869

        Segment operating results reflect general corporate expense allocations as all such expenses are allocated to individual segments by the Company, as required by Government Cost Accounting Standards. Sales between segments are not material. Identifiable assets of the respective industry segments consist principally of cash and cash equivalents, short-term investments, accounts receivable, inventories, prepaid expenses and other current assets, property and equipment, and intangible assets. Other assets are principally deferred income taxes.

NOTE 7—BANK LINE OF CREDIT

        The Company maintains a bank line of credit, which allows borrowing on a revolving basis of up to $5,000 until August 15, 2001. Under the terms of the agreement, the Company may borrow at various interest rates, at the Company's option, based on the bank's prime rate or 2% over the LIBOR rate. At January 31, 2001, the bank's prime rate of interest was 9%. In addition, the Company pays a quarterly unused credit commitment fee of 0.25% per annum.

        The Company's accounts receivable, inventories, and unencumbered property and equipment secure borrowings under the line of credit agreement. The credit arrangement surrounding the line of credit requires the Company to maintain certain financial covenants and among other things, prohibits the sale/leaseback of assets and limits the Company's ability to acquire the stock, assets, and/or business of another entity and restricts the amount of term debt originated in connection with such acquisition. At January 31, 2001 and October 31, 2001, the Company was in compliance with all covenants. As of January 31, 2001 and October 31, 2001, there was no balance outstanding under the bank line of credit.

NOTE 8—LONG-TERM DEBT

January 31, 2000
Senior subordinated debt	$7,206
Term loan	124

7,330
Less current portion	(124)

$7,206

        On June 3, 1998, the Company signed an agreement with a mezzanine fund provider (the "Lender") for $8,000 of senior subordinated debt. Interest, at 12% per annum, was paid quarterly in arrears, with the principal to have been repaid in six equal semi-annual payments commencing at the end of the sixty-sixth month.

        In connection with the senior subordinated debt, the Company issued warrants to the Lender at 1/100th of a dollar per share, representing a 15.4% economic interest in the Company on a fully diluted basis. The Company could earn back up to 10.4% of the economic interest based on the realizable enterprise value of the Company, as defined. For financial reporting purposes at June 4, 1998, the fair value of the warrants was estimated to be $900 and classified as a component of stockholders' equity on the consolidated balance sheet of the Company. The resulting original issue discount was being amortized to interest expense over the life of the debt, eight years, under the effective interest rate method at 14.32%. Adjustments to the carrying value of the warrants are recognized from the date of issuance up to the date of the Distribution Event based on the estimated fair market value of the Company, with a corresponding charge to retained earnings. Beginning June 4, 2003 and 2004, the warrant holders have the right to put warrants to the Company and the Company has the option to call the warrants, respectively, for cash at prices based on the fair market value of the Company at the date of the put or call as determined by an independent third party. The carrying value of the warrants has been reported as mezzanine equity in the consolidated balance sheet.

        At July 24, 2000, the realized enterprise value of the Company reduced the economic interest of the warrants by 8.0%. The warrants, for 7.4% economic interest, were exercised concurrent with the Distribution Event with the issuance of 592,010 shares of Common Stock. At July 26, 2000, the $8,000 senior subordinated debt and accrued interest was paid and the unamortized original issue discount of $763 was expensed and included as an extraordinary item in the statement of income for the year ended January 31, 2001.

        The term loan was secured by the Company's property and equipment and was payable in monthly principal and interest installments over a three-year term maturing September 2000 at an interest rate of 8.91%.

NOTE 9—BENEFIT PLANS

        The Company has a Money Purchase Pension Plan (the "Pension Plan"), which covers substantially all employees of Jaycor, Inc. ("Jaycor"). Employees vest 100% on the fifth anniversary of their hire date. Annual contributions, as defined in the Pension Plan, are determined by specified percentages of each employee's annual earnings. During fiscal years 1999, 2000, and 2001, the charges to operations under this plan were $1,157, $1,097 and $1,192, respectively.

        The Company has an Employee Stock Ownership Plan (the "ESOP"), which covers substantially all employees of Jaycor. At January 31, 1999, 2000, and 2001, substantially all shares held by the ESOP were allocated to participants. Plan contributions are discretionary. During fiscal years 1999, 2000, and 2001, charges to operations were $220, $250, and $250, respectively. The Company has fully funded the contributions with $220, $250 and $250 being contributed during fiscal years 1999, 2000, and 2001, respectively. Distribution of ESOP shares to a retired or terminated participant generally begins within one to six years from separation. Within 60 days from distribution and 60 days after the end of the plan year in which the distribution was made, the participant may exercise a put option, at fair value, for any portion of the shares distributed. At January 31, 2000 and 2001, there were 611 and zero shares held by retired or terminated participants which were subject to the put option, respectively. On March 21, 2000 the Company loaned the ESOP $200 (the "ESOP Loan") with interest at 8.75% due annually on December 31st. Unpaid interest and principle is due on December 31, 2004. The ESOP used the loan proceeds to make certain distributions to terminated participants.

        On July 24, 2000, the ESOP held 1,070,681 shares of Jaymark, Inc. Common Stock and $84 in cash immediately prior to the purchase of Jaycor, Inc. for 592,894 shares of Jaymark Common Stock. (See Note 1.) Upon the merger of Jaymark with JNI, the ESOP received 914,072 shares of JNI Common Stock. On October 25, 2000, JNI completed a secondary public offering (the "Secondary") for the sale of 4,175,000 shares of its Common Stock (of which 4,107,336 shares were sold by the former holders of Jaymark Common Stock) at a price to the public of $72.00 per share. The ESOP sold 604,500 shares in the Secondary for net proceeds of $42,273. The ESOP's assets are valued at least annually as of the end of the calendar year for all assets except Company stock, which is valued as of the end of the Company's fiscal year. As of December 31, 2000, the ESOP held 8,000,000 shares of Jaycor, Inc. Common Stock and 309,572 shares of JNI Corporation Common Stock with aggregate fair values of $70,880 (valued as of January 31, 2001), and $7,023 (valued as of December 31, 2000), respectively. The ESOP also held cash of $35,592 as of December 31, 2000 including $68 held in segregated accounts. On January 31, 2000, the ESOP held 1,070,681 shares of Jaymark, Inc. Common Stock with an aggregate fair value of $133,888.

        The Company has a 401(k) salary deferral plan (the "401(k) Plan"), which covers substantially all employees of Jaycor and JTS. The Company modified the 401(k) Plan, effective July 1, 1999, to allow eligible new full-time and part-time employees to enroll on the first day of the month following their hire date. Eligible part-time and temporary employees can enroll on January 1 and July 1 of each year.

        The Company offers deferred compensation arrangements to certain of its employees. The agreements allow the employees to defer up to 100% of their salaries, net of certain payroll withholdings, with interest accruing thereon at specified rates, currently ranging from 8% to 9%. Distributions commence upon retirement or termination and continue for a period as prescribed in the respective agreements.

        The Company has an incentive stock option plan (the "1990 Option Plan"), which provided for the issuance of up to 2,374,764 shares of the Company's Common Stock at prices not less than 100% of its fair value, as determined by the Company's Board of Directors, or 110% for persons controlling more than 10% of the voting rights, at the date of grant. Stock options generally vested in four equal installments commencing one year after the date of grant and expire in ten years. On June 11, 2000, the 1990 Option Plan was amended to provide participants the right to elect early exercise in whole or in part of the unvested option shares ("Unvested Shares") immediately prior to the dissolution, liquidation, or reorganization in which Jaymark is not the surviving corporation. However, Jaymark shares, or the surviving corporation shares, obtained prior to the original stock option vesting schedule (the "Jaymark Vesting Schedule") are subject to Jaymark's right of repurchase, at the option exercise price, in the event of termination. Jaymark's repurchase rights lapse at the same rate as the shares would have become exercisable under the Jaymark Vesting Schedule.

        The Company has a non-qualified stock option plan (the "1991 Option Plan"), which provided for the issuance of up to 831,167 shares of the Company's Common Stock at prices not less than 100% of its fair value, as determined by the Company's Board of Directors, at the date of grant. Options were vested at the date of grant and expire in ten years.

        The Company has a non-qualified stock option plan (the "1996 Option Plan"), which provided for the issuance of up to 1,147,803 shares of the Company's Common Stock at prices determined by the Board of Directors. The expiration date and the vesting schedule were also determined by the Board of Directors.

        On July 11, 2000, the Company adopted a stock option plan which provided for the issuance of up to 587,865 shares of the Company's Common Stock at prices determined by the Board of Directors. The expiration date and the vesting schedule were also determined by the Board of Directors. Individuals who have been granted stock options are eligible to elect early exercise in whole or in part of Unvested Shares. However, Jaymark shares obtained prior to the Jaymark Vesting Schedule are subject to Jaymark's right of repurchase, at the option exercise price, in the event of termination. Jaymark's repurchase rights lapse at the same rate as the shares would have become exercisable under the Jaymark Vesting Schedule.

        The repurchase rights on Unvested Shares were assigned to Jaycor, Inc. concurrent with the Distribution Event, upon which the above stock option plans terminated. As of January 31, 2001 and October 31, 2001, there were 492,046 and 249,688 shares, respectively, of JNI Common Stock related to Unvested Shares subject to repurchase by the Company. Shares of JNI stock repurchased by the Company from a former Jaymark stock option holder pursuant to these rights are sold by the Company, subject to that certain shareholder lock-up agreement between JNI and the former Jaymark shareholders. Net proceeds from the sale of Unvested Shares are distributed on a pro rata basis to the remaining former Jaymark shareholders.

        On September 19, 2000, the Company adopted a stock option plan (the "2000 Option Plan"), which provides for the issuance of up to 812,000 shares of the Company's Common Stock at prices determined by the Board of Directors, or 110% of its fair value for persons controlling more than 10% of the voting rights, to employees, consultants and directors of the Company of incentive stock options and non-qualified stock options. The expiration date, the vesting schedule, and the exercise date are also determined by the Board of Directors. Options granted under the 2000 Option Plan generally vest over four years commencing one year after the date of grant and expire in ten years. At January 31, 2001, options for 196,500 shares were available for future grant.

        On September 19, 2000, the Company adopted a stock option plan (the "Executives and Directors Option Plan"), which provides for the issuance of up to 1,188,000 shares of the Company's Common Stock at prices determined by the Board of Directors, or 110% of its fair value for persons controlling more than 10% of the voting rights, to employees, consultants and directors of the Company of incentive stock options and non-qualified stock options. The expiration date, the vesting schedule, and the exercise date are also determined by the Board of Directors. Options granted under the Executives and Directors Plan generally vest over four years commencing one year after the date of grant and expire in ten years. At January 31, 2001, options for 100,000 shares were available for future grant.

        Stock option grantees are eligible to elect early exercise, in whole or in part, of the shares ("Early Exercise"). In the event of termination of services, shares which have not become vested as of the termination of service date are subject to the Company's right of repurchase at the option exercise price (the "Option Shares Right of Repurchase"). Shares which have become vested as of the termination of service date are subject to repurchase by the Company at the fair market value. As of January 31, 2001 and October 31, 2001, there were 51,601 shares related to Early Exercise subject to repurchase by the Company at $5.90 per share.

        A summary of the status of the Company's stock option plans as of January 31, 1999, 2000 and 2001 and changes during those fiscal years is as follows:

	1999		2000		2001
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	3,157,416	$1.88	2,903,756	$2.00	1,962,078	$3.37
Granted	261,261	$2.81	682,349	$6.04	1,723,666	$5.98
Exercised	(51,513)	$1.57	(1,186,604)	$1.91	(1,977,002)	$3.04
Cancelled	(463,408)	$1.69	(437,423)	$2.45	(56,843)	$20.22

Outstanding at end of period	2,903,756	$2.00	1,962,078	$3.37	1,651,899	$5.90

Options vested at period end	2,544,440		1,516,150		—
Weighted average fair value of options granted during the period		$1.23		$1.61		$1.65

        The following tables summarize information regarding employee stock options outstanding at January 31, 2001:

	Options Outstanding
Range of Exercise Prices	Number Outstanding at 1/31/01	Weighted Average Contractual Life (Years)	Weighted Average Exercise Price
$5.90 - $6.16	1,651,899	9.6	$5.90

        Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans, the Company's net income would have been reduced to the pro forma amounts indicated below:

	Year Ended January 31,
	1999	2000	2001
Net income (loss):
As reported	$1,409	$31,377	$(2,704)
Pro forma	$1,289	$30,908	$(3,289)

        The fair value of each option grant is estimated on the date of grant option pricing model with no dividend yield and no expected volatility. For options under the Jaymark option plans the following weighted-average assumptions were used during fiscal years 1999, 2000, and 2001, respectively: risk-free interest rate of 5.12%, 5.24%, and 6.21%; an expected term of 7.4 years, 5.0 years, and 5.5 years. For options granted under the Jaycor option plans, the following weighted-average assumptions were used during fiscal year 2001: risk-free interest rate of 5.37%; and expected term of 6 years.

NOTE 10—INCOME TAXES

        The provision for income taxes consists of the following:

	Year Ended January 31,
	1999	2000	2001
Current:
Federal	$300	$20,048	$2,623
State	76	3,343	3,195

	376	23,391	5,818

Deferred:
Federal	150	(1,248)	809
State	(206)	196	8

	(56)	(1,052)	817

	$320	$22,339	$6,635

        The fiscal year 2001 tax provision includes $5,710 associated with the July 24, 2000 sale of Jaycor, Inc. to the ESOP by Jaymark Inc. (See Note 1.)

        Tax benefits of $383 and $21,867 in fiscal years 2000 and 2001, respectively, associated with the exercise of non-qualified options and certain incentive stock options were allocated to stockholders' equity.

        The balance sheet classification of the net deferred tax asset (liability) is as follows:

	January 31,
	2000	2001
Non-current deferred asset	$840	$694
Current deferred liability	(495)	(407)

	$345	$287

        The deferred tax assets (liabilities) are comprised of the following:

	January 31,
	2000	2001
Net operating loss carryforwards	$—	$5,071
Unbilled receivables	(1,022)	(997)
State income taxes	—	1
Accrued compensation and benefits	357	433
Deferred compensation	407	387
Sales returns and allowances	52	65
Depreciation	377	286
Tax credits	—	—
Inventory reserves	78	68
Allowance for doubtful accounts	40	23
Accrued building lease	53	22
Other	3	(1)

	345	5,358
Less valuation allowance	—	(5,071)

	$345	$287

        The valuation allowance relates to the exercise of non-qualified stock options and certain incentive stock options which when recognized will be allocated to stockholders' equity.

        As of January 31, 2001, the Company had net operating loss carryforwards for federal and state income tax of approximately $7.2 million and $40.8 million, respectively. The federal loss carryforward expires in fiscal year 2022, while the state loss carryforwards begin to expire in 2007.

        The results of JNI's taxable income subsequent to the October 26, 1999 IPO and the results of JTS and ATS taxable income subsequent to the October 27, 2000 spin-out are no longer included within the

Company consolidated federal income tax return and certain combined and consolidated state income tax returns.

        The provision for income taxes reconciles to the amount computed by applying the federal statutory rate (34%) to income from continuing operations before taxes as follows:

	January 31,
	1999	2000	2001
Tax at federal statutory rate	34%	34%	34%
State income taxes, net of federal benefit	4%	5%	39%
Tax credits	(9)%	—%	—%
Deferred gain on transfer of technology	—%	1%	—%
Gain on distribution of shares to ESOP	—%	—%	218%
Gain on restructuring	—%	—%	22%
Capitalized legal fees	—%	—%	11%
Other	(4)%	3%	15%

	25%	43%	339%

NOTE 11—COMMITMENTS AND CONTINGENCIES

        The Company has committed to pay minimum rentals under leases for office facilities and equipment at January 31, 2001, as follows:

Fiscal Year	Operating Leases
2002	$2,820
2003	2,370
2004	1,928
2005	1,675
2006	1,585
Thereafter	3,753

Total minimum payments	$14,131

        Rental expenses for the fiscal years 1999, 2000, and 2001 and the nine months ended October 31, 2001 was $2,623, $4,664, $4,512 and $2,676, respectively.

NOTE 12—COMMON STOCK

        Substantially all of the Company's stock is held subject to agreements which afford the Company a right of repurchase before any sale or other transfer of stock may take place. The Company had 3,031,880 shares issued and outstanding prior to the Distribution Event. Following the ESOP's purchase of Jaycor, the issued and outstanding shares were increased to 8,000,000. (See Note 1.) The increase in shares issued and outstanding has been recorded as a 2.639 for 1 stock split with prior period share and per share dollar amounts restated.

NOTE 13—SUBSEQUENT EVENT (unaudited)

        On January 21, 2002, the Company entered into an agreement and plan of merger and reorganization with Titan Corporation ("Titan") in which Titan will acquire all of the outstanding Common Shares of the Company in exchange for approximately 4.3 million shares of Titan common stock valued at $94.6 million.

ITEM 7.(c)        Exhibits.

23.1	Consent of Ernst & Young LLP, independent auditors.
23.2	Consent of PricewaterhouseCoopers LLP, independent accountants.
99.1
Agreement and Plan of Merger and Reorganization, dated as of January 21, 2002, by and among The Titan Corporation, Thunderbird Acquisition Corp. and Jaycor, Inc. (incorporated by reference to Titan's Current Report on Form 8-K, which was filed on January 25, 2002).
99.2	Press Release, dated January 21, 2002 (incorporated by reference to Titan's Current Report on Form 8-K, which was filed on January 25, 2002).
99.3	Form of Voting Agreement (incorporated by reference to Titan's Current Report on Form 8-K, which was filed on January 25, 2002).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TITAN CORPORATION
	By:	/s/ BRIAN J. CLARK Brian J. Clark Vice President
Date: February 5, 2002

INDEX TO EXHIBITS

23.1	Consent of Ernst & Young LLP, independent auditors.
23.2	Consent of PricewaterhouseCoopers LLP, independent accountants.
99.1
Agreement and Plan of Merger and Reorganization, dated as of January 21, 2002, by and among The Titan Corporation, Thunderbird Acquisition Corp. and Jaycor, Inc. (incorporated by reference to Titan's Current Report on Form 8-K, which was filed on January 25, 2002).
99.2	Press Release, dated January 21, 2002 (incorporated by reference to Titan's Current Report on Form 8-K, which was filed on January 25, 2002).
99.3	Form of Voting Agreement (incorporated by reference to Titan's Current Report on Form 8-K, which was filed on January 25, 2002).

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  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
  ITEM 7.(a) Financial statements of businesses acquired.
INDEX TO FINANCIAL STATEMENTS
Jaycor, Inc.
JAYCOR, INC. CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share Data)
JAYCOR, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands)
JAYCOR, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (In Thousands, Except Share Data)
JAYCOR, INC. CONSOLIDATED STATEMENTS OF CASH FLOW (In Thousands)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (In Thousands, Except Share Data) (Information subsequent to January 31, 2001 and pertaining to October 31, 2001 and the nine months ended October 31, 2000 and 2001 is unaudited)
  ITEM 7.(c) Exhibits.
SIGNATURE
INDEX TO EXHIBITS